Exhibit 99.2
Notice of Pendency and Settlement of Class Action
DISTRICT COURT
CLARK COUNTY, NEVADA

STEVEN R. STAEHR, On Behalf of Himself and	)	Case No. A565593
All Others Similarly Situated,	)	Dept. 17
)
Plaintiff,	)	NOTICE OF PENDENCY AND
	)	SETTLEMENT OF CLASS ACTION
vs.	)
)
CASH SYSTEMS, INC., MICHAEL D. RUMBOLZ,	)
PATRICIA W. BECKER, PATRICK R. CRUZEN,	)
DONALD D. SNYDER, DON R. KORNSTEIN AND	)
ALPINE ADVISORS, LLC,	)
)
Defendants.	)
)
)

NOTICE OF PENDENCY AND SETTLEMENT OF CLASS ACTION

TO:
ALL PERSONS WHO OWNED COMMON STOCK OF CASH SYSTEMS, INC. (“CASH SYSTEMS” OR THE “COMPANY”) AS OF JUNE 16, 2008, OR AT ANY TIME THEREAFTER THROUGH AND INCLUDING THE CLOSING OF THE ACQUISITION OF CASH SYSTEMS BY GLOBAL CASH ACCESS, INC. ON AUGUST 8, 2008:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION.
This Notice is issued pursuant to an Order of the District Court of Clark County, Nevada (the “Court”). The purpose of this Notice is to inform you of the proposed settlement of this class action litigation and of the hearing to be held by the Court to consider the fairness, reasonableness and adequacy of the settlement as set forth in the Stipulation. This Notice describes the rights you may have in connection with the settlement and what steps you may take in relation to the settlement and this class action litigation. This Notice is not an expression of any opinion by the Court about the merits of any of the claims or defenses asserted by any party in this Action (as defined below) or the fairness or adequacy of the proposed settlement.

I.	THE LITIGATION
On June 16, 2008, Cash Systems, Inc. (“Cash Systems” or the “Company”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with Global Cash Access, Inc. (“GCA”), whereby GCA would acquire Cash Systems for $0.50 per share (the “Acquisition”). Cash Systems issued a press release announcing the Acquisition that same day, and filed a Form 8-K with the United States Securities and Exchange Commission (“SEC”) announcing the Acquisition on June 19, 2008.
Shortly thereafter, on June 18, 2008, this action was filed as a putative class action, naming as defendants Cash Systems and the current members of its Board of Directors (the “Board”) (the “Action”). The complaint sought relief based on Defendants’ alleged breaches of fiduciary duty in connection with the sale of Cash Systems and the Merger Agreement entered into with GCA. Defendants denied these allegations. The parties are not aware of any other pending action or claim related to the subject matter of the Action against any Defendant.
On June 26, 2008, Cash Systems filed with the SEC a preliminary proxy, setting forth information concerning the Acquisition. On July 10, 2008 Cash Systems filed a final proxy.
On July 15, 2008, Plaintiff filed an amended complaint, adding Don R. Kornstein and Alpine Advisors, LLC as defendants.
On July 17, 2008, Plaintiff filed an Ex Parte Application for Limited Expedited Discovery, seeking to compel documents from Defendants, and to establish an expedited briefing schedule for Plaintiff’s Motion for Preliminary Injunction with the Court. On July 23, 2008, the Court denied Plaintiffs’ motion to compel. Plaintiff did not file a motion for preliminary injunction.
Subsequently, the Settling Parties engaged in good faith discussions with regard to possible settlement of the Action. The Settling Parties reached the settlement addressed herein on August 1, 2008 in advance of the shareholder vote date. Pursuant to the agreement, Cash Systems filed a Form 8-K on August 4, 2008 with the SEC, giving shareholders additional disclosures concerning the Company’s liquidity and decision to hire Alpine Advisors, LLC as a financial advisor for the Company.

II.	THE SETTLEMENT
As a direct result of the prosecution of the action and the extensive negotiations between the Settling Parties, a proposed settlement has been reached under the following terms:
(a) As a result of the prosecution of this Action, Cash Systems agreed to make and did make the supplemental disclosures set forth in the Form 8-K filed with the SEC on August 4, 2008; a copy is attached to the Stipulation as Exhibit C; and
(b) Without admitting any wrongdoing, fault, liability or damage, Cash Systems and the Individual Defendants acknowledge that the pendency and prosecution of the action, and the efforts of the Plaintiff and Plaintiff’s Counsel, were a substantial factor underlying their respective decisions to take the actions described in ¶(a) above. In addition, Cash Systems and the Individual Defendants acknowledge that the additional disclosures and information provided in Cash Systems Form 8-K were made and provided in substantial part due to Plaintiff’s and Plaintiff’s Counsel’s pursuit of this Action.
The Settling Parties agree, for purposes of this settlement only, to certification of a settlement class under Nevada Rule of Civil Procedure 23(a) and 23(b)(3) and to the approval of Plaintiff as the class representative and Plaintiff’s Counsel as Class Counsel for the Settling Class.
Plaintiff’s Counsel have neither received any payment for their services in conducting the Action on behalf of the Plaintiff and the Class, nor have Plaintiff’s Counsel been reimbursed for their expenses. Subsequent to negotiation the substantive terms of the Settlement, counsel for the Settling Parties agreed that, subject to the approval of the Court, the amount of attorneys’ fees and expenses paid to Plaintiff’s Counsel will be in the amount of $175,000 (the “Fee and Expense Amount”). Plaintiff’s Counsel will seek approval from the Court for the agreed upon Fee and Expense Amount, and Defendants will not oppose. Settlement Class Members will neither be personally liable for any attorneys’ fees or expenses awarded by the Court, nor will any such award affect Settlement Class Members’ rights under the settlement.

III.	DISMISSAL AND RELEASES
If the proposed settlement is approved, the Court will enter a Final Order and Judgment (the “Judgment”). The Judgment will dismiss the Released Claims (including Unknown Claims) with prejudice as to all Releasees, and the Settlement Class Members will be barred from asserting any of the Released Claims in the future, unless the settlement is canceled or terminated pursuant to the terms of the Stipulation.
IV.	REASONS FOR SETTLEMENT
Plaintiff believes that the claims asserted in the action have merit. However, Plaintiff’s Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the action against the Defendants through trial and through appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in a complex action such as this Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Plaintiff’s Counsel believe that the settlement set forth in this Stipulation confers substantial benefits upon the Settling Class. Based on their evaluation, Plaintiff’s Counsel have determined that the settlement set forth in the Stipulation is in the best interests of the Plaintiff and the Settling Class.
Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action. Nonetheless, they have concluded that further conduct of the Action would be protracted and expensive, and that it is desirable to them, and in the best interests of Cash Systems and its shareholders, that the Action be fully and finally settled.

V.	NOTICE OF HEARING ON PROPOSED SETTLEMENT
A Settlement Hearing will be held on April 13, 2009, at 8:30 a.m. before the Honorable Michael Villani, District Court for Clark County, Nevada, Dept 17, 200 Lewis Avenue, Las Vegas, Nevada (the “Settlement Hearing”). The purpose of the Settlement Hearing will be to determine: (a) whether the settlement set forth in the Stipulation should be approved as fair, just, reasonable and adequate; (b) whether the action should be dismissed with prejudice; and (c) whether the Court should approve the Fee and Expense Amount. The Court may adjourn or continue the Settlement Hearing by oral announcement at such hearing or at any adjournment without further notice of any kind.
VI. DEFINITIONS USED IN THIS NOTICE
As used in the Stipulation, the following terms have the meanings specified below:
1.1 “Defendants” means Cash Systems, Michael D. Rumbolz, Patricia W. Becker, Patrick R. Cruzen, Donald D. Snyder and Don R. Kornstein.
1.2 “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of the Stipulation have been met and have occurred.
1.3 “Final” means: (i) the date of final affirmance on an appeal of the Judgment the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court’s Judgment approving the Stipulation.
1.4 “Individual Defendants” means Michael D. Rumbolz, Patricia W. Becker, Patrick R. Cruzen, Donald D. Snyder and Don R. Kornstein.

1.5 “Person” means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives or assignees.
1.6 “Plaintiff” means Steven R. Staehr.
1.7 “Plaintiff’s Counsel” means Robbins Umeda & Fink, LLP, Jeffrey P. Fink and Julia M. Williams, 610 West Ash Street, Suite 1800, San Diego, CA 92101, Telephone: (619) 525-3990.
1.8 “Related Parties” means each of Defendants’ past or present directors, officers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, legal representatives, predecessors, successors, parents, subsidiaries, divisions, affiliates, joint ventures, assigns, related or affiliated entities, any entity in which Defendants have a controlling interest, and any members of an Individual Defendant’s family or any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or members of his or her family.
1.9 “Released Claims” shall collectively mean and include the complete release and settlement of all known or unknown, suspected or unsuspected, concealed or hidden claims for legal, equitable or declaratory relief or damages to the fullest extent permitted by the law or due process, by Plaintiff and each and every member of the Settling Class, their successors, heirs, assigns, which have been or could have been asserted in the Action including, without limitation, any class, derivative, individual and all state and federal claims, claims arising under state or federal law, including the federal securities laws, whether directly or representatively which now or hereafter are based upon, arise out of, relate to, or involve, directly or indirectly, any of the allegations, facts, transactions or claims set forth in the Action concerning the Acquisition including, without limitation, any discussions and negotiations leading up to the entry into the Acquisition, the preparation and approval of the proxy statement, or any other disclosures relating to the Acquisition, or any fiduciary duty or disclosure obligations of any of the Defendants or other Persons to be released with respect to any of the foregoing or the settlement (whether or not such claim could have been asserted in the Action) against the Releasees (as defined below), but shall not include shareholder appraisal rights.

1.10 “Releasees” means each and every Defendant (including Cash Systems), GCA and Alpine Advisors, LLC, and each of their respective predecessors, successors, parents, subsidiaries, affiliates, agents and insurers (including, without limitation, past and present officers, directors, employees, agents, attorneys, financial and other advisors or consultants, accountants, persons who provided fairness opinions, investment bankers and/or attorneys of any of the foregoing, and their past or present predecessors, successors, parents, subsidiaries, heirs, executors, administrators, estates, partners, members, shareholders, affiliates and agents).
1.11 “Settling Class” means all Persons who held shares of Cash Systems common stock as of June 16, 2008 through and including the sale of Cash Systems, as contemplated in the Acquisition. Excluded from the Settling Class are the Releasees and the legal representatives, heirs, successors or assigns of any such Releasee.
1.12 “Settlement Class Member” means a Person who falls within the definition of the Settling Class.
1.13 “Settling Parties” means Defendants and Plaintiff, on behalf of himself and each of the Settlement Class Members.
1.14 “Unknown Claims” means any Released Claims which Plaintiff, or any Settlement Class Member, does not know or suspect to exist in his, her or its favor at the time of the release of the Released Claims in favor of the Releasees which, if known by him, her or it, might have affected his, her or its settlement with and release of the Releasees, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiff shall expressly waive, and each of the Settlement Class Members shall be deemed to have and by operation of the Judgment shall have expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Upon the Effective Date, Plaintiff shall expressly waive, and each of the Settlement Class Members shall be deemed to have and by operation of the Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law or international or foreign law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiff may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiff shall expressly have upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiff acknowledges, and the Settlement Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.
VII.	CONDITIONS FOR SETTLEMENT
The settlement is conditioned upon the occurrence of certain events. Those events include, among other things: (1) dismissal of the Action with prejudice; (2) entry of the Judgment by the Court, as provided for in the Stipulation; and (3) affirmance of the Judgment by the highest appellate court to review it or expiration of the time for all appellate review of the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the Settling Parties to the Stipulation will be restored to their respective positions prior to the execution of the Stipulation.

VIII.	THE RIGHT TO BE HEARD AT THE HEARING
Any Settlement Class Member may, but is not required to, enter an appearance in the litigation and be represented by counsel of his, her or its choice and expense. Any Settlement Class Member who does not enter an appearance will be represented by Plaintiff’s Counsel. Any Settlement Class Member who objects to the settlement, may appear and be heard at the Settlement Hearing. Any such Person must submit a written notice of objection, mailed or hand delivered such that it is received on or before March 30, 2009, by each of the following:
CLERK OF THE COURT
CLARK COUNTY DISTRICT COURT
200 LEWIS AVENUE, 5th FLOOR
P.O. BOX 551601
LAS VEGAS, NV 89155-1601
BLACK & LOBELLO
JOHN P. ALDRICH
10777 W. TWAIN AVENUE, #300
LAS VEGAS, NV 89135
Telephone: (702) 869-8801
Facsimile: (702) 869-2669
ROBBINS UMEDA & FINK, LLP
BRIAN J. ROBBINS
JEFFREY P. FINK
JULIA M. WILLIAMS
610 WEST ASH STREET, SUITE 1800
SAN DIEGO, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
Attorneys for Plaintiff

The notice of objection must demonstrate the Person’s membership in the Class. A notice of objection shall contain a statement of the reasons for the objection. Only Settlement Class Members who have submitted written notices of objection in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.
IX.	EXAMINATION OF PAPERS
This Notice is a summary and does not describe all the details of the Stipulation. For full details of the matters discussed in this Notice, you may desire to review the Stipulation filed with the Court, which may be inspected during business hours, at the office of the Clerk of the Court, District Court of Clark County, Nevada, 200 Lewis Avenue, 5th Floor, Las Vegas, Nevada. The Stipulation will also be available for viewing on Cash Systems’ website at www.cashsystemsinc.com.
X.	INTERIM INJUNCTION
The Settling Parties agree that, subject to the Order of the Court, pending final determination of whether the settlement provided for in this Stipulation should be approved, Plaintiff and all members of the Settling Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Released Claims, either directly, representatively, derivatively, or in any other capacity, against any Releasees.
For further information regarding this settlement you may contact: Brian J. Robbins, Esq., Robbins Umeda & Fink, LLP, 610 West Ash Street, Suite 1800, San Diego, CA 92101, (619) 525-3990.
DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

DATED: March 5, 2009	BY ORDER OF
/s/ Michael Villani
HONORABLE MICHAEL VILLANI
DISTRICT COURT JUDGE